Exhibit 23.2

LEE KEELING AND ASSOCIATES, INC.
PETROLEUM CONSULTANTS

TULSA OFFICE First Place Tower 15 East Fifth Street • Suite 3500 Tulsa, Oklahoma 74103-4350 (918) 587-5521 • Fax: (918) 587-2881	HOUSTON OFFICE Kellog Brown and Root Tower 601 Jefferson Ave. • Suite 3690 Houston, Texas 77002-7912 (713) 651-8006 • Fax: (281) 754-4934
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
As independent petroleum engineers, Lee Keeling and Associates, Inc. hereby consents to all references to our firm included in or made part of this EXCO Resources, Inc. Annual Report on Form 10-K for the year ended December 31, 2012 and further consents to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-159930, 333-156086, 333-132551, 333-146376 and 333-177900) and on Form S-3 (Nos. 333-166131 and 333-169253) of EXCO Resources, Inc. of information from our reserve reports dated February 21, 2013 on the estimated proved oil and natural gas reserve quantities of EXCO Resources, Inc. and its consolidated subsidiaries presented as of December 31, 2012.

/s/ Lee Keeling and Associates, Inc.______
LEE KEELING AND ASSOCIATES, INC.
Tulsa, Oklahoma
February 21, 2013